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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

TBC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11579	20-1888610

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, FL	33418

(Address of principal executive offices)	(Zip code)

561-227-0955
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2005, the Board of Directors of TBC Corporation (the “Company”) approved an increase in the annual retainer payable to non-employee directors of the Company from $15,000 a year to $30,000 a year. In addition, the Board amended the 1989 Stock Incentive Plan (the “Plan”) to provide that each non-employee director will receive 1,000 restricted shares of TBC Common Stock on the date of each Annual Meeting of Stockholders, beginning with the 2006 Annual Meeting. The Plan previously provided that, on the date of each Annual Meeting of Stockholders, each non-employee director would be granted restricted shares of TBC Common Stock having a market value of $10,000 on the date of grant, plus four tandem nonqualified stock options for each share of restricted stock. Under the Plan, as amended and restated, non-employee directors will no longer receive tandem stock options in connection with their annual grant of restricted shares.

No change was made in the Board or Committee meeting fees or the annual fee for serving as Chairman of the Audit Committee or the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     Exhibit No. and Description.

     (10) MATERIAL CONTRACTS.

     Management Contracts and Compensatory Plans or Arrangements.

10.1	TBC Corporation 1989 Stock Incentive Plan, as amended and restated July 1, 2005.

10.2	Resolutions establishing certain fees payable to directors of TBC Corporation, as adopted by the Board of Directors as of July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC CORPORATION

Date: July 7, 2005	By	/s/ THOMAS W. GARVEY

Thomas W. Garvey,
Executive Vice President and Chief Financial Officer

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